                                                                   Exhibit 10.54

                              CLEARWIRE CORPORATOIN
                       2007 ANNUAL PERFORMANCE BONUS PLAN

1    PURPOSE

     The purpose of the Plan is to attract, retain and motivate key employees by providing bonus awards to designated Participants.

2.   DEFINITIONS

     Unless the context otherwise requires, the words that follow shall have the following meanings:

     (a) "Award" shall mean a bonus award under the Plan.

     (b) "Board" shall mean the Board of Directors of the Company.

     (c) "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

     (d) "Company" shall mean Clearwire Corporation and any successor by merger, consolidation or otherwise.

     (e) "Committee" shall mean the Compensation Committee of the Board or such other committee of the Board that is appointed by the Board to administer the Plan. If no such committee has been appointed, the Board shall be the Committee.

     (f) "Common Stock" means the Class A common stock, $0.0001 par value per share, of the Company.

     (g) "Participant" shall mean an executive employee of the Company or any Subsidiary selected, in accordance with Section 4 hereof, to be eligible to receive an Award in accordance with the Plan.

     (h) "Performance Period" shall mean each fiscal year of the Company or such other period (as specified by the Committee) over which performance is to be measured, provided, however, the initial Performance Period under this Plan shall be the Company's fiscal year commencing January 2, 2007 and ending December 31, 2007 (the "Initial Performance Period").

     (i) "Plan" shall mean the Clearwire Corporation 2007 Annual Performance Bonus Plan.

     (j) "Registration Date" shall mean the first date (i) on which the Company sells its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act of 1933, as amended or (ii) any class of common equity securities of the Company is required to be registered under Section 12 of the Securities Exchange Act of 1934, as amended.

     (k) "Section 162(m)" shall mean Section 162(m) of the Code (or any successor section) and the Treasury regulations promulgated thereunder.

     (l) "Subsidiary" shall mean any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

3.   ADMINISTRATION AND INTERPRETATION OF THE PLAN

     (a) The Plan shall be administered by the Committee. The Committee shall have the exclusive authority and responsibility to make all determinations and take all other actions necessary or desirable for the Plan's administration, including, without limitation, correcting any defect, supplying any omission or reconciling any inconsistency in the Plan in the manner and to the extent it shall deem necessary to carry the Plan into effect. The Committee may, in its discretion, delegate its authority and responsibility under the Plan unless prohibited by applicable law.

     (b) All decisions of the Committee on any question concerning the selection of Participants and the interpretation and administration of the Plan shall be final, conclusive and binding upon all parties. The Committee may rely on information, and consider recommendations, provided by the Board or the executive officers of the Company.

4.   ELIGIBILITY AND PARTICIPATION

     (a) For each Performance Period, the Committee shall select, in its discretion, the executive officers of the Company or its Subsidiaries who are to participate in the Plan. Participants shall be limited to those executive officers who the Committee believes will be "covered employees" within the meaning of Section 162(m) of the Code for the applicable Performance Period.

     (b) No person shall be entitled to any Award for a Performance Period unless the individual is designated as a Participant for the Performance Period. The Committee may add to or delete individuals from the list of designated Participants at any time and from time to time, in its sole discretion, provided that once a person is designated as a Participant for a Performance Period such person shall not be removed as a Participant during such Performance Period.

5.   PERFORMANCE AWARD PROGRAM

     (a) PERFORMANCE AWARDS. The Committee shall establish the terms and conditions applicable to any Award granted under the Plan and a Participant shall be eligible to receive an Award under the Plan in accordance with such terms and conditions. Without limiting the foregoing, the Committee may grant Awards subject to any or all of the following: (i) attainment of time-based vesting conditions, (ii) attainment of any performance goal established by the Committee with respect to any Performance Period or (iii) the Committee's evaluation of a Participant's individual performance for the Company and/or its Subsidiaries. The Committee may, in its discretion, amend or modify the terms and conditions applicable to an Award (provided that the consent of an affected Participant shall be required prior to any amendment or modification that adversely affects a Participant's Award) and may elect to pay all or any portion of an Award to a Participant regardless of whether any Award is payable in accordance with the terms and conditions originally established by the Committee.

     (b) SECTION 162(m). The Plan has been adopted by the Board prior to the occurrence of a Registration Date. The Plan is intended to constitute a plan described in Treasury Regulation Section 1.162-27(f)(1), pursuant to which the deduction limits under Section 162(m) of the Code do not apply during the applicable reliance period.

     (c) PAYMENT DATE. Awards may be paid at such time(s) as determined by the Committee but in all events except as provided in the next sentence, shall be paid not later than the later of: (i) March 15 after the end of the applicable year; or (ii) two and one-half (2 1/2) months after the expiration of the fiscal year in which the Performance Period with respect to which they are earned ends, provided that, if an Award is not paid by such dates the Award shall be paid on April 1 after the end of the applicable year. The Committee may defer payment of all or any portion of any Awards with such conditions as the Committee may determine and may permit a Participant electively to defer receipt of all or a portion of an Award. Unless otherwise determined by the Committee in its sole discretion, no Award or pro rata portion thereof shall be payable to any individual whose employment with the Company or its Subsidiaries has ceased prior to the date such Award is paid.

     (d) FORM OF PAYMENT. In the sole discretion of the Committee, Awards may be paid in whole or in part in cash, Common Stock or other property, provided that any Common Stock shall be issued under the Clearwire Corporation 2007 Stock Incentive Plan or under another arrangement that is permitted under applicable stock exchange or listing rules.

6.   NON-ASSIGNABILITY

No Award or payment thereof nor any right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, garnishment, execution or levy of any kind or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber and to the extent permitted by applicable law, charge, garnish, execute upon or levy upon the same shall be void and shall not be recognized or given effect by the Company.

7.   NO RIGHT TO EMPLOYMENT

Nothing in the Plan or in any notice of an Award shall confer upon any person the right to continue in the employment of the Company or one of its Subsidiaries or affect the right of the Company or any of its Subsidiaries to terminate the employment of any Participant.

8.   AMENDMENT OR TERMINATION

The Board (or a duly authorized committee thereof) reserves the right to amend, suspend or terminate the Plan at any time, provided that no amendment, suspension or termination may adversely affect the rights of any Participant with regard to an Award for a current or prior

Performance Period.

9.   EFFECTIVE DATE AND TERM OF PLAN

The Board approved the Plan effective as of January __, 2007.

No Award may be paid under this Plan after the expiration of the reliance period under Treasury Regulation Section 1.162-27(f)(1), which is the earlier of: (i) first meeting of stockholders at which directors are to be elected that occurs after December 31, 2010; or (ii) the date the Plan is materially amended for purposes of Treasury Regulation Section 1.162-27(h)(1)(iii).

10.  SEVERABILITY

In the event that any one or more of the provisions contained in the Plan shall, for any reason, be held to be invalid, illegal or unenforceable, in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Plan and the Plan shall be construed as if such invalid, illegal or unenforceable provisions had never been contained therein.

11.  WITHHOLDING

The Company shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have under law to withhold federal, state or local income or other taxes incurred by reason of payments pursuant to the Plan.

12   GOVERNING LAW

The Plan and any amendments thereto shall be construed, administered, and governed in all respects in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable principles of conflict of laws).